Exhibit 10.17

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“Agreement”) is entered into effective as of the 1st day of June, 2011 (“Effective Date”) by and between GREAT WHITE PRESSURE CONTROL LLC, an Oklahoma limited liability company (the “Company”), and RONNIE ROLES, an individual (the “Employee”) to set forth the terms of the employer-employee relationship between the Company and the Employee.

WITNESSETH:

WHEREAS, the Company and the Employee entered into that certain Employment Agreement dated effective as of August 3, 2006 as amended by (a) indemnity letter agreement dated August 3, 2006, and (b) letter agreement dated October 5, 2009 (the “Original Employment Agreement”).

WHEREAS, the Company and the Employee desire to amend and restate the Original Employment Agreement pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend and restate the Original Employment Agreement as follows:

1. EMPLOYMENT. The Company hereby agrees to employ the Employee, and the Employee hereby accepts such employment with the Company, upon the terms and subject to the conditions set forth in this Agreement.

2. TERM. This Agreement shall be effective as of the Effective Date and shall continue for a term of three (3) years ending on May 31, 2014, unless sooner terminated as hereinafter provided (the “Term”). The period in which the Employee is employed with the Company, including the Term of this Agreement and any continuation of employment pursuant to Section 7.5, shall be referred to herein as the “Employment Period”.

3. POSITION AND DUTIES. During the Employment Period, the Employee shall act as the President of the Company. As President, the Employee is responsible for managing the overall financial performance of the Company, as well as managing all Company operations, including but not limited to forming and administering corporate policies, maintaining regulatory compliance and promoting safety programs (the “Position”), and in any such other capacity, title or position as the Chief Executive Officer (“CEO”) of the Company may designate, approve or appoint from time to time. The Employee shall have such power, authority, duties and responsibilities as are reasonably necessary for the Position, subject to the power of the Company to expand or limit such power, authority, duties and responsibilities and to override actions of the Employee. The Employee shall report directly to the CEO. The Employee shall devote his best efforts and full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) exclusively to the business and affairs of the Company and any duty, task or responsibility assigned or given to the Employee by the Company, and the Employee shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

3.1 Outside Directorships. In the event the Employee is invited, solicited or otherwise asked to become a director, advisor or consultant for any entity or organization of any type or function whatsoever other than the Company or a related entity of the Company, the Employee shall notify the CEO in writing of such invitation, the entity or organization extending such invitation and the capacity to be served by the Employee for such entity or organization. The CEO shall have the sole power and authority to authorize the Employee to accept such invitation based on such criteria and standards as the CEO may determine, and the Employee shall not accept such invitation without the CEO’s prior written consent, which consent shall not be unreasonably withheld.

3.2 Delegation by Company. Whenever this Agreement calls for action on the part of the Company, the Company may delegate responsibility for such action to a duly appointed officer or committee of the Company, and the Employee agrees to treat, comply with and be bound by any action taken by such officer or committee as if the Company had taken such action directly.

3.3 Relocation of the Employee. In the event employee is requested by the Company to relocate, the Employee shall be given reasonable notice of relocation. In addition, the Employee will not be asked on behalf of the Company to relocate without reasonable justification for such action. The costs associated with any such relocation shall be subject to reimbursement in accordance with the Company’s relocation policy, if any, in effect at the time relocation is requested.

4. COMPENSATION AND BENEFITS. In consideration for the services to be provided by the Employee to the Company pursuant to the terms of this Agreement, the Employee shall be paid or receive compensation and benefits during the Employment Period as follows:

4.1 Base Salary. The base salary for the Employee shall be $400,000.00 per year (“Base Salary”). The Base Salary shall be payable in regular installments in accordance with the Company’s general payroll practices and shall be subject to customary withholding for applicable taxes. Following the first (1st) anniversary of this Agreement, the Employee shall be eligible, but is not guaranteed, to receive salary increases based on merit, as determined by the Company’s CEO, the Company’s financial performance, as determined by the Company’s monthly profit and loss statements, market conditions, and other industry factors. Subsequent adjustments to the Base Salary shall be determined by the Company or its designated representative in its sole discretion.

4.2 Bonus.

(a) Signing Bonus. The Employee shall receive a one-time signing bonus of $1,750,000.00 (“Signing Bonus”) to be paid in two installments (as described herein).

(i) The Employee hereby acknowledges that he has previously received the first installment of the Signing Bonus in the amount of $1,000,000.00.

(ii) The second installment of the Signing Bonus shall be in the amount of $750,000.00 (“Second Installment”) and shall be paid within fifteen (15) days of the Effective Date.

(b) Back-end Bonus.

(i) Recoupment of Wexford Investment. The Employee has previously received Class B units in the Company and such Class B units have fully vested. Said Class B units have no economic or voting interest attached, but are automatically converted into Class A units at such time as Wexford Capital LP, a Delaware limited partnership (“Wexford”), recoups its entire investment in the Company plus an eight percent (8%) annualized return on such investment, including but not limited to any and all monies spent for labor, operations, equipment, acquisitions, investor’s taxes and a pro rata portion of the general and administrative expenses of the Company’s parent (and the general and administrative expenses of its parents, if applicable), if any. For purposes of determining Wexford’s investment in the Company, such investment includes capital secured either by the assets, receivables or a guarantee of Wexford, but not debt which is secured by the assets or receivables of the Company.

(ii) Sale to Third Party not Affiliated with Wexford. In the event that the holders of the original Class A units of the Company agree to sell all of the units of the Company to a third party not affiliated with Wexford, then all Class B units held by the Employee shall automatically convert into Class A units. As a part of such sale, the Company hereby agrees that it shall cause the third party to purchase the Employee’s Class A units, and the Employee hereby agrees that he shall sell his Class A units for the unit price offered by such third party.

(iii) IPO. In the event of the closing of an initial public offering involving the Company or its parent (“IPO”), the Employee shall be paid a lump sum in the amount of $1,284,040.00 for the Employee’s Class B units or Class A units, as applicable.

4.3 Restricted Stock Units in IPO Entity. In the event of the closing of an IPO, the Employee shall receive restricted stock units in the registrant entity in the IPO (the “IPO Entity”) with a value of $3,502,360.00 calculated at the price per share initially offered to the public (the “Restricted Stock Units”). The Restricted Stock Units will be subject to a six (6) month lock-up and other regulatory restrictions with regards to such Restricted Stock Units, if applicable. The terms of such lock-up restrictions relating to such Restricted Stock Units shall be set forth in a separate agreement memorializing the same.

4.4 Annual Incentive Compensation Plan. The Employee shall be permitted to participate in an annual incentive compensation plan. The annual incentive compensation plan shall include a target award for the Employee of fifty percent (50%) of Base Salary. The final determination as to whether the target has been achieved and whether the award should be paid to the Employee shall be made by the Company or its parent in their sole discretion.

4.5 Cash Incentive Compensation. The Employee shall be entitled to receive cash incentive compensation in the total amount of up to $2,000,000.00 (the “Cash Incentive Compensation”). The Cash Incentive Compensation shall be paid to the Employee in amounts of $500,000.00 for each of the 2012, 2013, 2014 and 2015 fiscal years (each, a “Cash Incentive Compensation Payment”) so long as (a) the Company’s EBITDA (as determined by the Company) for the applicable fiscal year meets or exceeds the EBITDA target for such fiscal year, and (b) the Employee is employed by the Company at the time a Cash Incentive Compensation Payment is made. Each Cash Incentive Compensation Payment shall be paid to the Employee within fifteen (15) business days after completion and release of the audited financial statements of the Company for the applicable fiscal year.

4.6 Medical, Dental and Other Benefits. The Employee may participate in any and all Company, or affiliated company sponsoring benefits on behalf of the Company, employee benefit plans as may be in effect from time to time during the Employment Period, including but not necessarily limited to the Company sponsored medical insurance, dental insurance, 401(k) plan and life insurance, provided, that the Employee understands and agrees that the Company shall not be obligated to offer any such employee benefit plans other than as required by law. Medical insurance was effective from the Employee’s first date of employment.

4.7 Vacation. The Employee shall be allowed to take vacation as governed and defined under the then existing written Company policy. Specifics of said policy will be defined at the sole discretion of the Company CEO.

4.8 Business Travel, Expenses, Company Vehicle and Company Credit Card. The Employee may from time to time be required to engage in business travel or business entertainment, or otherwise incur expenses in the course of performing his duties hereunder. The Employee shall provide written documentation of the amount and purpose of any business expenses to be reimbursed in accordance with the Company’s policies. The Company shall provide the Employee with a Company vehicle and a Company credit card which shall be used for all reasonable travel, entertainment and other business expenses incurred by the Employee in the course of performing the duties of the Position.

5. INDEMNITY.

5.1 Description of Indemnity Obligations. The Company and its affiliates and assigns may choose to (a) defend themselves against any claim, demand, or litigation, including the following litigation case: Cudd Pressure Control, Inc., Plaintiff v. Ronnie Roles, Rocky Roles, Steve Winters, Bert Ballard, Nelson Britton, Michael Fields, Steve Bickle, Gulfport Energy Corporation and Great White Pressure Control, L.L.C., Defendants, United States District Court for the Southern District of Texas, Houston Division, Civil Action No. 4:06-CV-03568 (the “Litigation”), alleging that the Company and its affiliates and assigns wrongfully entered into negotiations for an employment contract or employment relationship with the Employee, or wrongfully entered into an employment contract or employment relationship with the Employee (or claims, demands, or litigation arising from the same substantive facts), or (b) defend claims that the Employee violated statutory, regulatory, or fiduciary obligations, or by improper means acquired or disclosed any trade secret, or breached any confidentiality agreement prior to, during or as of the effective date of the Employee’s employment with the Company and its affiliates and assigns. In such cases, in the event the Company and its affiliates and assigns prevail on such claim, demand, or litigation, then the Company and its affiliates and assigns shall bear their own legal costs; provided, however, if the Company or its affiliates and assigns shall not prevail on such claim, demand, or litigation, including the Litigation, and suffer loss, judgment, or the like, based on a finding by a court of competent jurisdiction, including the court in the Litigation, that the Employee’s employment relationship with the Company and its affiliates and assigns does, in fact, violate a contract or agreement, whether written or otherwise, with another person, firm, entity, or corporation, and specifically Cudd Pressure Control, Inc., to which the Employee was a party or by which the Employee is bound and which a written employment contract or written employment agreement was not provided to the Company or its affiliates and assigns, or that the Employee violated statutory, regulatory, or fiduciary obligations, or by improper means acquired or disclosed any trade secret, or breached any confidentiality agreement prior to, during or as of the effective date of the Employee’s employment with the Company and its affiliates and assigns, then the Employee will indemnify, and hereby indemnifies, the Company and its affiliates and assigns, including the officers, directors, employees, members, managers and agents of the Company and its affiliates and assigns for any and all losses of every kind, including but not limited to, actual damages, incidental damages, consequential damages, exemplary damages, interest, reasonable attorneys’ fees and court costs (other than pertaining to the Litigation) arising from such finding (collectively, the “Indemnity Obligations”). Notwithstanding the Indemnity Obligations of Employee, the Company shall pay all legal fees and related costs and expenses pertaining to the Litigation.

5.2 Release of Certain Indemnity Obligations. Notwithstanding the foregoing, the Indemnity Obligations of Employee relating to the documents produced and testimony given in the Litigation as of the Effective Date are hereby released (the “Release”); provided, however, that in the event the Employee voluntarily terminates this Agreement or in the event the Company terminates this Agreement for Good Cause, the Release shall be rescinded in its entirety and all Indemnity Obligations or potential Indemnity Obligations, if applicable, shall remain in effect. The Indemnity Obligations are terminated upon the death of the Employee.

6. TERMINATION DUE TO DEATH OR DISABILITY.

6.1 Death of Employee. This Agreement shall be terminated upon the Employee’s death. The Company shall be obligated to pay to the Employee’s estate the amount of any earned but unpaid compensation as provided hereunder for the period prior to the effective date of such termination, including accrued but unpaid Base Salary, any earned Cash Incentive Compensation Payment, and any other benefits accrued through such effective date of such termination under employee benefit plans, if any, of Company.

6.2 Disability of Employee. The Employee may separate from the employ of the Company at his option, or be separated at the Company’s option, if the Employee is disabled, either mentally or physically, from performing his duties hereunder. For purposes of this Agreement, (a) such disability must first have prevented Employee from performing his duties hereunder for a period of at least ninety (90) calendar days in any twelve (12) consecutive month period, and (b) a doctor mutually agreed upon by the Employee and the Company shall certify that the Employee is not able to perform his duties hereunder. The Company shall pay for any examination fee or other charges that may be incurred in connection with such certification. If the doctor’s certification is to the effect that the Employee is disabled as defined by this Section 6.2, then either party may terminate this Agreement upon thirty (30) days prior written notice to the other party. During such thirty (30) day period, Employee shall continue to receive the Base Salary and shall be entitled to receive all such other benefits due to the Employee pursuant to the terms of any then existing employee benefit plans in which the Employee is participating.

7. TERMINATION, EFFECTS OF TERMINATION. This Agreement and the Employee’s employment with the Company shall be terminable at will at any time for any reason by either party by providing advance notice to the other party of such termination, which termination shall become effective on the date contained in such notice. Upon such termination, the rights of the Employee to receive the monies and benefits from the Company shall be determined in accordance with the terms and provisions contained in this Article 7, and the Employee agrees that such monies and benefits are fair and reasonable and are the sole monies and benefits which shall be due to him from the Company in the event of termination, except as may be required by law to be provided.

7.1 By Company For Good Cause. Upon written notice, the Company may immediately terminate this Agreement and the Employment Period for Good Cause. Upon such termination, the Employee shall be entitled to receive any Base Salary earned through the date of such termination, and no other monies or benefits shall be payable or owed to the Employee under this Agreement.

7.2 By Company Without Good Cause. During the Term of this Agreement, upon ten (10) days prior written notice, the Company may terminate this Agreement and the Employment Period without Good Cause, and the Employee shall be entitled to receive (a) the Base Salary earned through the date of such termination and Base Salary for the remainder of the Term of this Agreement, in regular installments in accordance with the Company’s general payroll practices, subject to customary withholding for applicable taxes, and (b) any Cash Incentive Compensation Payment meeting the EBITDA requirements set forth in Section 4.5 and payable at the times any such Cash Incentive Compensation Payment would have otherwise been payable had the Employee remained employed by the Company. With respect to any medical benefits, the Employee must make proper COBRA elections and give timely notice to the Company of such elections. If such elections are properly made and notices are timely given to the Company, the Employee shall pay for his COBRA payments and shall be reimbursed by the Company for a period equal to the lesser of: (a) eighteen (18) months, or (b) the remainder of the Term of this Agreement. The Employee agrees that no other monies or benefits shall be payable or owed to the Employee under this Agreement for termination without Good Cause.

7.3 By Employee. Upon ten (10) days prior written notice, the Employee may terminate this Agreement and the Employment Period, and the Employee shall be entitled to receive any Base Salary earned through the date of such termination. Upon such termination by the Employee, the Employee agrees that no other monies or benefits shall be payable or owed to the Employee under this Agreement.

7.4 Good Cause Defined. For purposes of this Agreement, “Good Cause” means the (a) Employee’s felony conviction of any criminal violation involving dishonesty, fraud or moral turpitude, (b) Employee’s gross negligence or willful and serious misconduct relating to the performance of Employee’s essential and material duties and responsibilities required under this Agreement, (c) Employee’s breach of trust or fiduciary duty in the performance of Employee’s essential and material duties or responsibilities required under this Agreement, (d) Employee’s willful failure to comply with reasonable directives of the Company upon receipt of written notice of such failure and the Employee’s inability to cure or remedy such failure ten (10) days thereafter, or (e) Employee’s material breach of any term or provision of this Agreement.

7.5 Continuation of Employment. The Employee may continue employment with the Company at the expiration of this Agreement on an “at will” basis, contingent on the Employee’s satisfactory performance as determined by the CEO. The Employee’s termination from employment for Good Cause shall be an automatic bar to the Employee’s continued employment with Company.

8. CONFIDENTIAL INFORMATION.

8.1 Confidential Information. The Employee acknowledges that, in and as a result of his employment by the Company, the Employee will have access to, use or be privy to confidential information of a special and unique nature and value, including, without limitation, the Company’s and its affiliated entities’ trade secrets, bid prices, contractual terms (prospective or otherwise), marketing plans, financial information, results and forecasts, systems, business decisions, plans, procedures, strategies and policies, legal matters, manuals, guides, personnel, confidential reports and communications, and lists and contact information of customers (collectively, the “Confidential Information”). The Employee acknowledges and agrees that any information and materials received from, by or on behalf of the Company or any other party in confidence (or subject to nondisclosure covenants) or prepared, designed or created for the benefit of the Company shall be deemed to be and shall be included in the definition of Confidential Information. The Employee acknowledges and agrees the Confidential Information is and shall remain the sole and exclusive property of the Company. The Employee shall not, except with the prior written consent of the Company, as applicable, or except if the Employee is acting as an employee of the Company solely for the benefit of the Company in connection with the Company’s business and in accordance with the Company’s business practices and employee policies, at any time during or following the Employee’s employment with the Company, directly or indirectly, use, divulge, reveal, report, publish, transfer or disclose, for any purposes whatsoever, any Confidential Information. At all times during the Employment Period, the Employee’s activities with respect to matters related to his employment shall be for the Company’s exclusive benefit. Any inventions conceived, or partly conceived or developed or partly developed by the Employee that relate in any way to the Company’s business shall constitute Company-owned inventions and Company property. The Employee agrees to and hereby does assign exclusivity and patent rights to the Company for new technologies developed or assisted to be developed by the Employee during the Employment Period. The Employee disclaims any right, title and interest to the Company’s current intellectual property. The Employee irrevocably disclaims any right, title and interest to any patents, processes and/or intellectual property that is subsequently developed during the Employment Period by the Company, by the Employee or with the assistance of the Employee. In addition to any other obligation set forth in this Agreement, the Employee agrees that, during the Employment Period, he shall not conceive of or develop for himself or any person other than the Company, any patents, processes, technology or intellectual property that is derivative of or related in any way to the Company’s patents, processes, technology, intellectual property or business. Upon termination of employment with the Company for any reason, and within five (5) days of such termination, the Employee shall deliver to the Company all documents and materials in any form or on any media, including but not limited to correspondence, drawings, specifications, electronic data, models, samples, manuals, notes, notebooks, sketches, and reports, which are related to the business of Company, products in production or being developed by the Company, or which contain Confidential Information of the Company, and which are in possession of or under the control of the Employee.

8.2 Non-Recruitment of Other Company Employees. During the Employment Period and for a period of one (1) year thereafter, whether termination be by the Company or by the Employee, with or without Good Cause, the Employee will not directly or indirectly (a) recruit, solicit, encourage, induce or seek to persuade any employee of the Company or its affiliated entities or any person who was an employee of the Company or its affiliated entities, to terminate or discontinue such employment, (b) otherwise disrupt any such employee’s relationship with the Company or its affiliated entities, or (c) whether individually or as owner, agent, employee, consultant or otherwise, hire, employ or offer employment in a business to any person who is or was employed by the Company or its affiliated entities, whether or not such engagement is solicited by the Employee and whether or not such business or activities of such business are likely to be competitive with the Company or its affiliated entities; provided, however, that in the event the termination of the Employee is by the Company without Good Cause, the period of time in which the Employee is subject to this Section 8.2 shall be equal to (a) the period of time the Employee is paid Base Salary and Cash Incentive Compensation Payments as provided in Section 7.2, plus (b) one (1) year.

8.3 Non-Solicitation of Customers, Suppliers or Other Persons.

(a) During the Employment Period and for a period of one (1) year thereafter, whether such termination be by Company or by the Employee, with or without Good Cause, Employee shall not directly solicit the sale of goods, services or a combination of goods and services from any of the Established Customers (hereinafter defined) of the Company; provided, however, that in the event the termination of the Employee is by the Company without Good Cause, the period of time in which the Employee is subject to this Section 8.3(a) shall be equal to (a) the period of time the Employee is paid Base Salary and Cash Incentive Compensation Payments as provided in Section 7.2, plus (b) one (1) year. As used herein, “Established Customer” means any actual customer with which the Company has done business within the twelve (12) month period prior to the date of such termination.

(b) During the Employment Period and for a period of one (1) year thereafter, whether such termination be by Company or by the Employee with or without Good Cause, the Employee shall not solicit, induce or attempt to induce any supplier, lessor, licensor, or other person who has a business relationship with the Company or its affiliated entities or who on the date the Employee’s employment hereunder is terminated is engaged in discussions or negotiations to enter into a business relationship with the Company or its affiliated entities, to discontinue or reduce the extent of such relationship with the Company or its affiliated entities; provided, however, that in the event the termination of the Employee is by the Company without Good Cause, the period of time in which the Employee is subject to this Section 8.3(b) shall be equal to (a) the period of time the Employee is paid Base Salary and Cash Incentive Compensation Payments as provided in Section 7.2, plus (b) one (1) year.

8.4 Non-Competition. Except for the performance of services as an agent or employee of the Company, during the Employment Period and for a period of one (1) year following the termination of the Employee’s employment with the Company, whether such termination be by Company or by the Employee, with or without Good Cause, the Employee shall not directly or indirectly, engage in the Restricted Business (hereinafter defined), in whole or in part, in the Restricted Region (hereinafter defined), or act as an employee, employer, consultant, agent, lender, principal, corporate officer, or director or in any other individual or representative capacity, in the Restricted Business in the Restricted Region, or own, manage, operate, control or participate as a shareholder, partner, member or joint venturer of any person which engages in the Restricted Business in the Restricted Region, other than the Company; provided, however, that in the event the termination of the Employee is by the Company without Good Cause, the period of time in which the Employee is subject to this Section 8.4 shall be equal to (a) the period of time the Employee is paid Base Salary and Cash Incentive Compensation Payments as provided in Section 7.2, plus (b) one (1) year. For purposes hereof, (x) “Restricted Business” means the oilfield services business, including coil tubing, nitrogen and wireline services, snubbing and well control services, and (y) “Restricted Region” shall be the lesser of (i) any county or any counties contiguous to such county in the State of Arkansas, the State of Colorado, the State of Ohio, the State of Oklahoma, the State of Pennsylvania, the State of South Dakota, the State of Texas and the State of Wyoming in which the Company has done business within the twelve (12) month period prior to such termination, or (ii) the maximum area allowed by applicable law.

8.5 Survival of Provisions. This Article 8 shall survive (a) any sale, assignment or exchange of all or substantially all of the assets of the Company, (b) any sale, assignment or exchange of all of the membership units of the Company, or (c) an IPO.

8.6 Scope and Reasonableness of Restrictions. The Employee hereby acknowledges that the Company would not have entered into this Agreement without the assurance that the Employee will not engage in the activities prohibited in this Article 8 as and for the period set forth in this Article 8; and thus, in order to protect the goodwill that arises from the established relationships with customers, suppliers or other persons and to protect the legitimate interests of the Company, the Employee agrees to restrict his actions as provided in this Article 8. The Employee acknowledges that such restrictions are reasonable in light of the benefits to the Employee to be employed by the Company.

8.7 Injunctive Relief. The Employee acknowledges and understands that Sections 8.1 through 8.5 and the other provisions of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm. In the event of a breach or threatened breach by the Employee of the provisions of this Agreement, the Company shall be entitled to an injunction restraining him from such breach without the necessity of proving actual damage. Nothing contained in this Agreement shall be construed as prohibiting the Company from pursuing, or limiting the Company’s ability to pursue, any other remedies available for any breach or threatened breach of this Agreement by the Employee. The provision of this Agreement relating to mediation of disputes shall not be applicable to the Company to the extent it seeks an injunction in any court to restrain the Employee from violating Sections 8.1 through 8.5 hereof.

8.8 Reformation. In the event that the provisions of this Article 8 should ever be deemed to exceed the time, scope or geographic limitations permitted by applicable law, then such provision shall be deemed reformed to the maximum time, scope or geographic limitations permitted by applicable law. A court or arbitrator hearing any such dispute is empowered and authorized by the parties to reform this Agreement to the maximum time, scope or geographic limitations permitted by applicable law.

8.9 Independent. The covenants set forth in Sections 8.1 through 8.5 hereof shall be deemed and shall be construed as separate and independent covenants, and should any part or provisions of such covenants be held invalid, void or unenforceable by any court of competent jurisdiction, such invalidity, voidness, or unenforceability shall in no way render invalid, void or unenforceable any other part or provisions thereof or any separate covenant not declared invalid, void or unenforceable; and this Agreement and this Article 8 shall in that case be construed as if the void, invalid or unenforceable provisions were omitted.

9. COOPERATION. The Employee agrees to cooperate both during his employment hereunder and for a period of three (3) years following his employment hereunder, to the extent and in the manner requested by the Company, in the prosecution or defense of any claims, litigation or other proceeding involving property of the Company or Confidential Information as defined in Section 8.1, provided that such cooperation is not materially adverse to the Employee’s interests. The Company shall reimburse the Employee for all out-of-pocket expenses reasonably incurred by Employee in performing in accordance with this Section 9.

10. TAXES. The Employee shall be solely and exclusively responsible for and shall fully and timely pay and discharge any and all taxes, costs, fees, fines, penalties and interest of any type whatsoever related to or associated with the compensation paid to the Employee by the Company which may be or become due or payable by the Employee or any of his successors, heirs or assigns directly or indirectly as a result or, arising out of or related to this Agreement or as a result of any funds or benefits paid to or for the benefit of the Employee under this Agreement, except for any such taxes or other similar assessments which are subject to withholding by the Company as provided in this Agreement.

11. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, faxed or mailed electronically or by certified or restricted mail, return receipt requested, to the recipients at the addresses indicated below:

To Employee:	Ronnie Roles
11801 Cardinal Lane
Oklahoma City, Oklahoma 73013
Fax: (405):
E-Mail:

To Company:	Great White Pressure Control LLC
14201 Caliber Drive, Suite 300
Oklahoma City, Oklahoma 73134
Attention: General Counsel
Fax: (405) 285-6165
E-Mail: generalcounsel@greatwhiteenergy.com

or such other addresses or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.

12. GOVERNING LAW. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Oklahoma, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Oklahoma or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Oklahoma. In furtherance of the foregoing, the internal law of the State of Oklahoma shall control the interpretation and construction of this Agreement, even though under the jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply. Notwithstanding the foregoing, (a) the enforceability of the provisions relating to the Arkansas counties specified in Section 8.4 shall be governed by the laws of the State of Arkansas, (b) the enforceability of the provisions relating to the Colorado counties specified in Section 8.4 shall be governed by the laws of the State of Colorado, (c) the enforceability of the provisions relating to the Ohio counties specified in Section 8.4 shall be governed by the laws of the State of Ohio, (d) the enforceability of the provisions relating to the Pennsylvania counties specified in Section 8.4 shall be governed by the laws of the State of Pennsylvania, (e) the enforceability of the provisions relating to the South Dakota counties specified in Section 8.4 shall be governed by the laws of the State of South Dakota, (f) the enforceability of the provisions relating to the Texas counties specified in Section 8.4 shall be governed by the laws of the State of Texas, and (g) the enforceability of the provisions relating to the Wyoming counties specified in Section 8.4 shall be governed by the laws of the State of Wyoming.

13. WAIVER OF JURY TRIAL. THE COMPANY AND THE EMPLOYEE HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ISSUE TRIABLE BY A JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT NOW OR HEREAFTER EXISTS WITH REGARD TO THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE COMPANY AND THE EMPLOYEE AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY MAY OTHERWISE ACCRUE. THE COMPANY AND/OR THE EMPLOYEE ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

14. PREVAILING PARTY. In the event either party commences an action alleging any violation of this Agreement, or seeking to enforce, construe, modify or interpret this Agreement, the non-prevailing party shall pay all costs, expenses and reasonable attorneys’ fees incurred by the prevailing party in connection with such proceeding.

15. SEVERABILITY. Each section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant or provision hereof. In the event that any provision of this Agreement shall be determined to be invalid, unenforceable, in violation of any regulatory obligation, including but not limited to SEC regulations governing initial public offerings, or create a material significant obstacle to an initial public offering, such provision shall be deemed limited by construction in scope and effect to the minimum extent necessary to render the same valid and enforceable, and, in the event such a limiting construction is impossible, such invalid or unenforceable provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

16. AMENDMENTS; MODIFICATIONS. Neither this Agreement nor any term or provision in it may be changed, waived, discharged, rescinded or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge, rescission or termination is sought.

17. WAIVER. No failure on the part of either party to this Agreement to exercise, and no delay in exercising, any right, power or remedy created hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto to any breach of, or default in, any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof. The terms and provisions of this Agreement, whether individually or in their entirety, may only be waived in writing and signed by the party against whom or which the enforcement of such waiver is sought.

18. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and to the benefit of the successors, assigns, heirs, legatees, devisees, executors, administrators, receivers, trustees and representatives of Employee and shall inure to the benefit of the Company and its subsidiaries and their respective successors, assigns, administrators, receivers, trustees and representatives.

19. ASSIGNABILITY. The Employee and the Company agree that the Company, at its sole discretion, may assign its interest in this Agreement to an affiliated company or in connection with the sale, assignment or exchange of all or substantially all of the assets of the Company. Upon such assignment, the Employee shall become an employee of the Company’s assignee. No assignment by the Company hereunder shall release the Employee from any obligation hereunder.

20. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

21. MULTIPLE COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

22. FEES AND EXPENSES. All costs and expenses incurred by either party in the preparation, negotiation or performance of this Agreement shall be borne solely by the party incurring such expense without right of reimbursement.

23. FURTHER ASSURANCES. The Employee and the Company covenant and agree that each will execute any additional instruments and take any actions as may be reasonably requested by the other party to confirm or perfect or otherwise to carry out the intent and purpose of this Agreement.

24. CONSTRUCTION. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Employee and the Company, and no presumption or burden of proof shall arise favoring or disfavoring either by virtue of the authorship of any of the provisions of this Agreement.

25. AMENDMENT TO OPERATING AGREEMENT. The Employee hereby acknowledges that the Company is in the process of amending the Company’s Operating Agreement dated July 20, 2006, as amended on February 24, 2011 (collectively, the “Operating Agreement”). Notwithstanding anything to the contrary in the Operating Agreement, until the Operating Agreement is amended, the Employee hereby agrees that this Agreement shall control in the event of a conflict. Further, the Employee hereby agrees that the Employee will join in and execute the amendment to the Operating Agreement.

26. SURVIVAL. The Employee and the Company agree that the terms and conditions of Article 5 and Articles 8 through 26 (inclusive) shall survive and continue in full force and effect, notwithstanding any expiration or termination of the Employment Period or this Agreement.

27. ENTIRE AGREEMENT. This Agreement contains and constitutes the entire agreement between the Employee and the Company and supersedes and cancels any prior agreements, representations, warranties, or communications, whether oral or written, between the Employee and the Company relating to the subject matter hereof in any way.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the Effective Date.

DISCLOSURE: THE PROVISIONS OF THIS AGREEMENT PROVIDE FOR THE WAIVER OF THE RIGHT TO A JURY TRIAL ON ANY CLAIM OF THE EMPLOYEE OR THE COMPANY.

“COMPANY”	GREAT WHITE PRESSURE CONTROL LLC, an Oklahoma limited liability company

	By:	/s/ John Jordan
		Name:	/s/ John Jordan
		Title:	CEO

“EMPLOYEE”	/s/ Ronnie Roles
Ronnie Roles, an individual

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